UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report
(Date of earliest event reported)  March 20, 2007

MICRO COMPONENT TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-22384	41-0985960
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

2340 West County Road C, St. Paul, Minnesota 55113
(651) 697-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simutaneously satify the filing obligation of the registrant under any of the following provision:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 5.02                                  COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 20, 2007, the Compensation Committee of the Company approved the grant to Roger Gower, CEO, of a non-qualified stock option to purchase 1,000,000 shares of common stock at a price of $0.26 per share, the closing sale price on the day of grant.  The option becomes fully vested on March 20, 2008 with a term of 10 years.

Grant of the option is contingent on the Company’s completion of a refinancing agreement with its institutional lender, Laurus Master Fund, Ltd., on or before April 13, 2007.  The Company is currently negotiating the terms of the refinancing agreement with Laurus.  As part of the negotiations, Laurus is requiring that the Company grant Mr. Gower an option for 1,000,000 shares, as incentive for him to remain with the Company.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS

(d)                                                         Exhibits

10.1                                                  Employee Stock Option Agreement dated March 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO COMPONENT TECHNOLOGY, INC.
(Registrant)

Date:	March 23, 2007

By: /s/ BachThuy T. Vo
(BachThuy T. Vo, Chief Financial Officer)

EXHIBIT INDEX

Ex. No.	Description
10.1	Employee Stock Option Agreement dated March 20, 2007.